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                                                                    Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated April 11, 1997 (except for Note 10, as to which the date is July 1, 1997), on our audits of the consolidated financial statements and financial statement schedule of Kleinert Industries, Inc. and Subsidiaries. We also content to the reference to our firm under the caption "Experts".

Coopers & Lybrand L.L.P.


/s/ Coopers & Lybrand L.L.P.


Los Angeles, California
December 9, 1997